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NEWS RELEASE Release Date: July 27, 2005 at 6:00 a.m. EST

KNBT BANCORP, INC. ANNOUNCES SECOND QUARTER EARNINGS,
DECLARATION OF QUARTERLY DIVIDEND AND
REPURCHASE OF ADDITIONAL STOCK
________________________

Lehigh Valley, PA (July 27, 2005) — KNBT Bancorp, Inc. (NASDAQ/NMS: “KNBT”), the holding company for Keystone Nazareth Bank & Trust Company (the “Bank”), today reported net income of $5.2 million for the quarter ended June 30, 2005, an increase of $930,000 or 21.6% compared to net income of $4.3 million for the quarter ended June 30, 2004. KNBT also announced earnings for six months ended June 30, 2005 of $10.1 million, a 19.5% increase over the same period in 2004. Diluted earnings per share increased to $0.18 for the quarter ended June 30, 2005, a 20% increase over the second quarter of 2004 and $0.35 for the six months ended June 30, 2005, a 25.0% increase over the same period in 2004.

KNBT also announced that its Board of Directors declared a dividend of $0.06 per share payable on September 1, 2005 to shareholders of record on August 15, 2005

Scott V. Fainor, President and Chief Executive Officer of KNBT stated, “We are very pleased that during the quarter we achieved record operating results while completing two significant acquisitions.”

During the second quarter of 2005, KNBT repurchased 1.4 million shares of common stock at an average cost of $14.99 per share. There are 697,886 shares remaining to be purchased under the stock buyback program of 3.1 million shares approved by the Board of Directors in October 2004.

KNBT also announced that its Board of Directors authorized an additional repurchase of up to 3.2 million shares, or approximately 10 percent of KNBT’s outstanding shares, which will commence immediately upon completion of the current buyback program.

Acquisitions

During the quarter, KNBT completed the previously announced acquisitions of Caruso Benefits Group, Inc. (“CBG”) on April 1, 2005, and Northeast Pennsylvania Financial Corp. (“NEPF”), on May 19, 2005.

CBG now operates as a subsidiary of the Bank specializing in employee benefits management with an emphasis on group medical, life and disability products and services. As reported in our April 1, 2005 press release, the CBG subsidiary is expected to add $0.03 to earnings per share in the first full year of operation.

NEPF was an $800 million thrift holding company headquartered in Hazleton, Pennsylvania. The NEPF acquisition expanded our branch system to 58 offices, and added approximately $380 million in loans and $425 million in deposits to the balance sheet as of June 30, 2005. KNBT also acquired approximately $175 million in assets under administration held by NEPF’s trust company subsidiary, which has been merged into the Bank.

Scott V. Fainor, President and Chief Executive Officer of KNBT, stated, “We remain very excited about the strategic acquisition of CBG which has already shown positive results to KNBT’s performance.

The success of the NEPF acquisition was a product of focused efforts by the employees of both KNBT and NEPF. On the first business day following the acquisition, we were successful in not only completing a system conversion, but were able to fully integrate NEPF’s branches and back office operations. I am proud of our employees’ hard work and dedication. We are now beginning to realize operational efficiencies and revenue enhancement.”

Net Interest Income and Net Interest Margin

Net interest income increased by $2.2 million to $18.1 million for the second quarter of 2005 compared to $15.9 million in the second quarter of 2004. Average interest-earning assets increased by $643.9 million to $2.5 billion for the quarter ended June 30, 2005 compared to $1.9 billion for the quarter ended June 30, 2004.

The net interest margin on a tax-equivalent basis for the quarter ended June 30, 2005 was 3.00% compared to 3.05% for the first quarter of 2005 and 3.56% for second quarter of 2004. The decrease is largely due to the increased cost of consumer deposits.

KNBT presents its net interest margin on a tax equivalent basis because management believes that presentation of its net interest margin on a tax-equivalent basis provides information that is useful for a proper understanding of the operating results of KNBT’s business. These disclosures should neither be viewed as a substitute for operating results determined in accordance with GAAP nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Without the adjustment for tax-free income, the net interest margin was 2.89%, 2.94% and 3.43% for the quarters ending June 30, 2005, March 31, 2005 and June 30, 2004, respectively.

Provision for Loan Losses and Related Allowance for Loan Losses

The provision for loan losses declined to $534,000 for the quarter ended June 30, 2005 compared to $971,000 for the same period in 2004, and $734,000 for the three months ended March 31, 2005. At June 30, 2005, KNBT’s total non-performing assets equaled $7.2 million of which $2.9 million was acquired in the NEPF acquisition and its ratio of non-performing loans to total assets was 0.22%. At June 30, 2005, KNBT’s allowance for loan losses equaled 227.75% of its non-performing loans and 1.10% of its total loans.

Non-Interest Income and Non-Interest Expense

Non-interest income was $6.6 million for the quarter ended June 30, 2005, an increase of $3.1 million over the amount earned in the comparable period in 2004. CBG contributed $1.5 million of the increase. Other significant increases were $451,000 from KNBT Securities, $315,000 from Higgins Insurance Services (a subsidiary acquired in the NEPF acquisition), $312,000 from deposit service charges and the remaining increase of $338,000 was a result of improved fee income.

Non-interest expense was $17.0 million for the quarter ended June 30, 2005, an increase of $4.0 million over the same period in 2004. The 30% increase is primarily due to staffing costs of $900,000 and occupancy costs of $350,000 associated with the inclusion of the 17 NEPF branches into the KNBT network. Also contributing to the increase is $488,000 attributed to a full quarter of CBG operating expenses, $379,000 in operating expenses of KNBT Securities and $240,000 in operating expenses of Higgins Insurance. Additional expenses of $275,000 are directly related to the acquisition of NEPF.

Balance Sheet Overview

KNBT’s total assets were $3.1 billion at June 30, 2005, an increase of $700.4 million from $2.4 billion at December 31, 2004.

As of June 30, 2005, the loan portfolio increased $ 415.5 million to $1.4 billion an increase of 41.4% while deposits increased 33.7% or $446.0 million to $1.8 billion as compared to the levels at December 31, 2004. Advances from the Federal Home Loan Bank (“FHLB”) increased by $160.5 million or 24.3% to $821.2 million at June 30, 2005 from December 31, 2004. The loan and deposit increases are the result of the NEPF acquisition and normal growth. The increase in FHLB advances are the result of the NEPF acquisition.

KNBT’s total shareholders’ equity increased by $28.6 million to $406.0 million at June 30, 2005 compared to December 31, 2004. The net increase is a result of issuing 3.2 million shares of KNBT common stock as part of the NEPF acquisition and the KNBT net income. The increase was partially offset by the repurchase of KNBT common stock at a cost of $26.1 million. KNBT also declared cash dividends during the quarter ended June 30, 2005 totaling $3.1 million.

About KNBT Bancorp, Inc.

KNBT Bancorp, Inc. is the parent bank holding company for Keystone Nazareth Bank & Trust Company. Keystone Nazareth Bank & Trust Company is a Pennsylvania chartered savings bank headquartered in Bethlehem, Pennsylvania with 58 branch offices in Lehigh, Northampton, Carbon, Monroe, Luzerne, Columbia and Schuylkill Counties, Pennsylvania.

Website: www.knbt.com

Contacts:

Scott V. Fainor, President and Chief Executive Officer, KNBT Bancorp, Inc. and Keystone
Nazareth Bank & Trust Company, 610-861-5000

Eugene T. Sobol, Senior Executive Vice President, Chief Financial Officer and Treasurer, KNBT Bancorp, Inc. and Keystone Nazareth Bank & Trust Company, 610-861-5000

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to KNBT Bancorp, Inc. (“KNBT” or “Holding Company”) management’s intentions, plans, beliefs, expectations or opinions or with respect to the operation of the Caruso Benefits Group, Inc. (“Caruso”) and Northeast Pennsylvania Financial Corp. (“NEPF”). These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of KNBT and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) economic and competitive conditions which could affect the volume of loan originations, deposit flows and real estate values; (2) the levels of non-interest income and expense and the amount of loan losses; (3) estimated cost savings from the acquisition of NEPF cannot be fully realized within the expected time frame; (4) revenues following the acquisitions of Caruso and NEPF are lower than expected; (5) competitive pressure among depository institutions increases significantly; (6) costs or difficulties related to the integration of the businesses of KNBT, NEPF and Caruso are greater than expected; (7) changes in the interest rate environment may reduce interest margins; (8) general economic conditions, either nationally or in the markets in which KNBT is doing business, are less favorable than expected; (9) legislation or changes in regulatory requirements adversely affect the business in which KNBT is engaged; (10) other factors discussed in the documents filed by KNBT with the Securities and Exchange Commission (“SEC”) from time to time. Copies of these documents may be obtained from KNBT upon request and without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. KNBT undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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	KNBT Bancorp, Inc.
	Consolidated Statements of Income
		(unaudited)
		For the Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2005	2005	2004	2004	2004
		( dollars in thousands)
Interest income	$31,611	$26,966	$26,973	$24,772	$23,195
Interest expense	13,551	10,827	10,476	8,777	7,318

Net interest income	18,060	16,139	16,497	15,995	15,877
Provision for loan losses	534	734	1,095	742	971

Net interest income after
provision for loan losses	17,526	15,405	15,402	15,253	14,906
Non-interest income:
Deposit service charges	1,321	1,105	1,117	1,040	1,009
Securities gains, net	24	432	46	338	20
Trust and investment services income	988	946	712	504	489
Bank-owned life insurance	712	652	661	669	655
Benefits Group	1,516	—	—	—	—
Other	1,995	1,307	1,653	1,289	1,265

Total non-interest income	6,556	4,442	4,189	3,840	3,438
Non-interest expenses:
Salaries, wages and employee benefits	9,479	7,848	7,451	7,473	7,309
Net occupancy and equipment expense	2,476	2,113	2,230	2,318	1,962
Other	5,015	3,464	4,000	3,705	3,746

Total non-interest expense	16,970	13,425	13,681	13,496	13,017

Income before income taxes	7,112	6,422	5,910	5,597	5,327
Income tax expense	1,874	1,592	1,174	1,150	1,019

Net income	$5,238	$4,830	$4,736	$4,447	$4,308

Per Common Share Data

Weighted Average Common Shares- Diluted	29,630,725	28,537,778	29,077,739	29,285,250	29,655,263
Weighted Average Common Shares- Basic	29,358,352	28,226,035	28,586,796	28,875,080	29,232,941
Net Income Per Share- Diluted	$0.18	$0.17	$0.16	$0.15	$0.15
Net Income Per Share- Basic	$0.18	$0.17	$0.17	$0.15	$0.15
Book Value	$13.54	$13.16	$13.33	$13.35	$13.04

	KNBT Bancorp, Inc.
		Asset Quality
		(unaudited)
			At Period End or
		For the Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2005	2005	2004	2004	2004
		(dollars in thousands)
Non-accruing loans	$5,702	$3,768	$4,544	$3,801	$4,020
Accruing loans 90 days
or more past due	1,218	292	511	653	654

Total non-performing loans	6,920	4,060	5,055	4,454	4,674
Other real estate owned	319	—	71	32	201

Total non-performing assets	$7,239	$4,060	$5,126	$4,486	$4,875

Total non-performing loans
as a percentage of loans, net	0.49%	0.40%	0.50%	0.45%	0.48%
Total non-performing loans
as a percentage of total assets	0.22%	0.17%	0.21%	0.19%	0.21%
Total non-performing assets
as a percentage of total assets	0.23%	0.17%	0.21%	0.20%	0.22%
Allowance for loan losses,
beginning of period	$10,450	$10,461	$9,905	$9,519	$9,000
Reserve received from NEPF	5,281	—	—	—	—
Provision for loan losses	534	734	1,095	742	971
Total charge offs	(658)	(763)	(559)	(395)	(567)
Recoveries on loans previously
charged-off	153	18	20	39	115

Net loans charged off	(505)	(745)	(539)	(356)	(452)

Allowance for loan losses, at
period end	$15,760	$10,450	$10,461	$9,905	$9,519

Allowance for loan losses at period end to:
Average net loans	1.31%	1.03%	1.04%	1.01%	1.01%
Total loans at period end	1.10%	1.01%	1.03%	0.99%	0.98%
Non-performing loans	227.75%	257.39%	206.94%	222.38%	204.66%

	KNBT Bancorp, Inc.
	(unaudited)
	For the Three Months Ended
	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Balances (Period End)	2005	2005	2004	2004	2004
		(dollars in thousands)
Assets	$3,115,556	$2,418,580	$2,415,103	$2,292,382	$2,184,688

Earning assets	2,790,393	2,215,130	2,209,612	2,087,615	1,960,698
Investment securities	1,336,343	1,098,243	1,150,151	1,076,178	973,984
Loans	1,418,225	1,020,592	1,002,741	996,814	966,551
Commercial	481,540	373,548	355,990	327,688	307,425
Mortgage	461,694	355,884	356,963	380,604	384,650
Consumer	490,751	301,610	300,249	298,427	283,995
Less:Reserve for loan loss	(15,760)	(10,450)	(10,461)	(9,905)	(9,519)
Loans held for sale	2,109	954	718	1,980	1,532
Other earning assets	33,716	95,341	56,002	12,643	18,631
Goodwill and other intangible assets	136,534	51,270	51,818	44,168	44,984

Total deposits:	1,769,049	1,344,380	1,323,053	1,286,824	1,310,982
Non-interest bearing deposits	183,265	129,354	128,498	116,590	124,456
Interest bearing checking	236,012	180,255	180,811	168,348	171,506
Money market	301,765	254,154	241,826	239,815	260,329
Savings	295,905	211,231	210,258	214,315	222,754
Certificates of deposit	623,661	468,101	461,294	446,292	429,224
IRA & Koegh	128,441	101,285	100,366	101,464	102,713

Other borrowings	72,036	24,496	22,643	20,501	31,076
Federal Home Loan Bank advances	821,165	646,852	660,674	568,113	433,428
Shareholders’ equity	406,001	368,650	377,354	385,743	376,222
		For the Three Months Ended

	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Balances (Daily Average)	2005	2005	2004	2004	2004

		(dollars in thousands)
Assets	$2,764,816	$2,400,263	$2,400,764	$2,206,304	$2,070,220

Earning assets	2,496,781	2,197,956	2,193,147	1,989,102	1,852,924
Investment securities	1,210,112	1,126,471	1,151,902	996,775	878,553
Loans	1,206,453	1,009,517	1,004,141	982,126	938,987
Commercial	423,911	365,153	352,391	314,880	301,253
Mortgage	404,786	355,885	361,149	382,445	373,729
Consumer	390,708	298,872	300,705	294,442	273,129
Less:Reserve for loan loss	(12,953)	(10,393)	(10,105)	(9,641)	(9,124)
Loans held for sale	707	1,425	386	929	3,735
Other earning assets	79,509	60,543	36,718	9,272	31,649

Total deposits:	1,542,357	1,322,272	1,318,604	1,299,164	1,302,837
Non interest bearing accounts	149,867	123,805	123,830	119,156	117,570
Interest bearing checking	207,076	176,622	174,712	174,871	171,152
Money market	276,281	247,648	253,298	250,345	254,073
Savings	252,721	209,538	212,964	220,901	226,276
Certificates of deposit	542,743	463,777	452,815	432,307	431,062
IRA & Koegh	113,669	100,882	100,985	101,584	102,704

Other borrowings	43,754	18,732	18,115	24,739	24,127
Federal Home Loan Bank advances	749,132	651,901	648,902	472,495	328,562
Shareholders’ equity	391,792	377,925	382,811	380,437	386,266
		For the Three Months Ended

	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
Ratios	2005	2005	2004	2004	2004

Return on average equity	5.35%	5.11%	4.95%	4.68%	4.49%
Return on average assets	0.76%	0.80%	0.79%	0.81%	0.84%
Net interest margin (1)	3.00%	3.05%	3.12%	3.34%	3.56%
Efficiency ratio	66.18%	62.32%	63.19%	64.97%	64.28%
Stockholders’ equity to total assets	13.03%	15.24%	15.62%	16.83%	17.22%
Tangible equity to total assets (2)	8.91%	13.03%	13.77%	14.89%	15.17%
(1) Prepared on a tax equivalent basis
(2) Excludes goodwill in calculation

	KNBT Bancorp, Inc.
	Consolidated Statements of Income
	(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
		(dollars in thousands, except per share data)
Interest income	$31,611	$23,195	$58,577	$45,546
Interest expense	13,551	7,318	24,378	14,193

Net interest income	18,060	15,877	34,199	31,353
Provision for loan losses	534	971	1,268	2,471

Net interest income after
Provision for loan losses	17,526	14,906	32,931	28,882
Deposit service charges	1,321	1,009	2,426	2,320
Securities gains, net	24	20	456	12
Trust and Investment Services Income	988	489	1,934	1,002
Bank-owned life insurance	712	655	1,364	1,322
Benefits Group	1,516	—	1,516	—
Other income	1,995	1,265	3,302	2,749

Total other operating income	6,556	3,438	10,998	7,405
Salaries, wages and employee benefits	9,479	7,309	17,327	14,554
Net occupancy and equipment expense	2,476	1,962	4,589	3,787
Other expenses	5,015	3,746	8,479	7,181

Total other operating expenses	16,970	13,017	30,395	25,522

Income before income taxes	7,112	5,327	13,534	10,765
Income tax expense	1,874	1,019	3,466	2,342

Net income	$5,238	$4,308	$10,068	$8,423

Net income per share- diluted	$0.18	$0.15	$0.35	$0.28
Net income per share- basic	$0.18	$0.15	$0.35	$0.29